CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 28, 2008, relating to the financial statements and financial highlights which appear in the September 30, 2008 Annual Reports to Shareholders of Dreyfus/The Boston Company Large Cap Core Fund, Dreyfus/The Boston Company Small Cap Value Fund II, Dreyfus/The Boston Company Small/Mid Cap Growth Fund, Dreyfus/The Boston Company Emerging Markets Core Equity Fund, Dreyfus/The Boston Company International Core Equity Fund, Dreyfus/The Boston Company International Small Cap Fund, Dreyfus/Standish Intermediate Tax Exempt Bond Fund and Dreyfus/Newton International Equity Fund, each a portfolio of Dreyfus Investment Funds, formerly, Mellon Institutional Funds Investment Trust, and of our reports dated December 3, 2008 relating to the financial statements and financial highlights which appear in the September 30, 2008 Annual Reports to Shareholders of Dreyfus/The Boston Company Small Cap Tax-Sensitive Equity Fund, Dreyfus/The Boston Company Small Cap Growth Fund and Dreyfus/The Boston Company Small Cap Value Fund, each a portfolio of Dreyfus Investment Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

January 28, 2009